Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report dated March 15, 2022 relating to the consolidated financial statements of Reviva Pharmaceuticals Holdings, Inc. for the years ended December 31, 2021 and 2020, which report appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ ArmaninoLLP

ArmaninoLLP
San Ramon, California

October 6, 2022